Exhibit (g)(4)

SCHEDULE B

FUNDS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date
HSBC U.S. Government Money Market Fund	April 13, 2007
HSBC U.S. Treasury Money Market Fund	April 13, 2007
HSBC ESG Prime Money Market Fund	March 24, 2021

Acceptance of Schedule (updated March 24, 2021)

/s/Stefano R. Michelagnoli	/s/Chad K. Hecht
HSBC Funds	Northern Trust

President	Vice President
Title	Title

SCHEDULE B-1

FUNDS SUBJECT TO THIS AGREEMENT

Name of Portfolio	Effective Date
HSBC Opportunity Portfolio	February 1, 2007

Acceptance of Schedule (updated March 24, 2021)

/s/Stefano R. Michelagnoli	/s/Chad K. Hecht
HSBC Funds	Northern Trust

President	Vice President
Title	Title